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                                                                  EXHIBIT 21.1

                       SUBSIDIARIES OF THE REGISTRANT

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SUBSIDIARY                                                                             JURISDICTION OF INCORPORATION
----------                                                                             -----------------------------
Multiple Zones Austria GesmbH...................................................       Austria
The Mac Zone PC Zone S.A........................................................       France
Multiple Zones Germany GmbH.....................................................       Germany
Multiple Zones Limited..........................................................       Great Britain
Multiple Zones India Private Ltd. (80% owned by Multiple Zones Mauritius Ltd.,
  a holding company wholly owned by Multiple Zones International, Inc.).........       India
Multiple Zones de Mexico, S.A. de C.V...........................................       Mexico
Multiple Zones Switzerland AG...................................................       Switzerland
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